UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2008

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Cross Country Healthcare, Inc.

 (Exact name of registrant as specified in its charter)

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Delaware	0-33169	13-4066229
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487

(Address of Principal Executive Office) (Zip Code)

(561) 998-2232

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

In connection with the acquisition of substantially all of the assets of MDA Holdings, Inc. and its subsidiaries (MDA), as described in Item 2.01 below, on September 9, 2008, Cross Country Healthcare, Inc. (the Company) entered into a $200,000,000 Credit Agreement (Credit Agreement) with Wachovia Capital Markets, LLC and certain of its affiliates, Banc of America Securities LLC and certain other lenders.

The Credit Agreement keeps in place an existing $75.0 million revolving credit facility and provides for a 5 year $125.0 million term loan facility.  The term loan will bear interest at a rate of, at the Company’s option, either: (i) LIBOR plus a leverage-based margin or (ii) Base Rate (as defined in the Credit Agreement) plus a leverage-based margin.

The Credit Agreement includes, among other things, customary financial covenants as well as certain mandatory prepayment provisions.

The foregoing description does not purport to be complete and is qualified in entirety by reference to the full text of the Credit Agreement filed as Exhibit 1.01 to this Form 8-K.

A copy of the press release announcing the closing of the acquisition and the term loan is attached hereto as Exhibit 99.1.

Item 2.01

Completion of Acquisition or Disposition of Assets

On September 9, 2008, the Company consummated the acquisition (the Closing) of substantially all of the assets of privately held MDA and certain of is subsidiaries and all of the outstanding voting stock of a subsidiary of MDA, pursuant to the terms of an asset purchase agreement, dated as of July 22, 2008, by and among the Company, StoneCo H Inc., a wholly owned subsidiary of the Company, MDA Holdings ESOP Trust, MDA Holdings, Inc. Medical Doctor Associates, Inc. Allied Health Group, Inc., Credent Verification and Licensing Services, Inc. and Jamestown Indemnity, Ltd.

Headquartered in Norcross, Georgia, MDA provides multi-specialty locum tenens (physician) and allied staffing services to the healthcare industry in all 50 states.  The assets acquired at the Closing primarily consist of accounts receivable, customer contracts, office equipment, office leases, and intellectual property.  The Company intends to use the acquired assets to continue to operate and grow its services it provides to the healthcare industry.

The Company paid $112.3 million in cash at Closing plus an additional $3.6 million, subject to a final working capital adjustment.  In addition, the purchase price is subject to adjustment for earnout payments based on 2008 and 2009 performance criteria.  The total consideration was determined through arms-length negotiations between the parties.  The proceeds from the term loan described in Item 1.01 above were used to fund the acquisition, pay financing related fees, and pay certain acquisition expenses.  The remainder of the borrowings will be used for general corporate purposes.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the purchase agreement that was previously filed as an exhibit to a previously filed Current Report on Form 8-K dated July 22, 2008.

A copy of the press release announcing the Closing and the acquisition is attached hereto as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits

(a)  Financial statements of businesses acquired

The required financial statements of the acquired company will be filed by amendment not later than 71 calendar days after the date this Form 8-K was required to be filed.

(b)  Pro forma financial information

The required pro forma financial information will be filed by amendment not later than 71 calendar days after the date this Form 8-K was required to be filed.

(d)  Exhibits

Exhibit	Description

10.1*

Purchase Agreement, dated as of July 22, 2008, by and among Cross Country Healthcare, Inc., StoneCo H, Inc., MDA Holdings, Inc., Medical Doctor Associates, Inc., Allied Health Group, Inc., Credent Verification and Licensing Services, Inc. and Jamestown Indemnity, Ltd., and MDA Employee Stock Ownership and 401(k) Plan – ESOP Component Trust

10.2	Credit Agreement, dated November 10, 2005 and Amended and Restated as of September 9, 2008, by and among Cross Country Healthcare, Inc. as Borrower and the Lenders referenced therein
99.1	Press release issued by the Company on September 9, 2008

* Previously filed as an exhibit to the Company’s Form 8-K dated July 22, 2009, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

By:	/s/ JOSEPH A. BOSHART
Joseph A. Boshart President and Chief Executive Officer

Dated:  September 11, 2008

LINKS

Item 1.01     Entry into a Material Definitive Agreement

Item 2.01     Completion of Acquisition or Disposition of Assets

Item 9.01     Financial Statements and Exhibits